As filed with the Securities Exchange        Registration No.
Commission on May 4, 1995

==========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     AND POST-EFFECTIVE AMENDMENT NO. 3 TO
        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                         PLYMOUTH RUBBER COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                            ------------------------

        Massachusetts                             04-1733970
(State or other jurisdiction of         (IRS Employer Identification No.)
 incorporation or organization)

                      104 Revere Street, Canton, MA 02021
                                 (617) 828-0220
             (Address of registrant's Principal Executive Offices)

                            -----------------------

                  1995 Non-Employee Director Stock Option Plan

                   1995 Employee Incentive Stock Option Plan
                           (Full Title of the Plans)

                            -----------------------

                   DUANE E. WHEELER, VICE PRESIDENT, FINANCE
                           Plymouth Rubber Co., Inc.
                      104 Revere Street, Canton, MA 02021
                                 (617) 828-0220

           (Name, Address and Telephone number of Agent For Service)

                             ----------------------
                                   Copies to:

                               PAUL BORK, ESQUIRE
                              FRIEDMAN & ATHERTON
         Exchange Place, 53 State Street, 27th Floor, Boston, MA 02109
                                 (617) 227-5540

==========================================================================

This Registration Statement on Form S-8 and this Post-Effective Amendment to Registration Statements No. 33-60768 and 33-76126 on Form S-8 consists of 58 pages (including exhibits). The index to exhibits is set forth on sequentially numbered Page 7.

  C A L C U L A T I O N    O F    R E G I S T R A T I O N    F E E


                                   Proposed      Proposed
                      Amount       Maximum       Maximum
Title of Each Class   to be        Offering      Aggregate     Amount
of Securities to be   Registered   Price Per     Offering   Registration
   Registered         (Shares)(1)  Share (2)     Price (2)      fee


Class B Common Stock   270,000      $8.125       2,193,750   $756.50
$1.00 par value


(1) This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become deliverable as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of the Plans.

(2) Determined on the basis of the average of the high and low sales prices of the Class B Common Stock reported in the American Stock Exchange, Inc. quotations for the last known sale on April 4, 1995, solely for the purposes of calculating the registration fee, in accordance with Rule 457 (c) under the Securities Act of 1933.



     This Registration Statement will become effective automatically upon the date of filing, pursuant to the provisions of Section 8 of the Securities Act of 1933 and Rule 462 enacted thereunder, or such other day as the Commission acting pursuant to said Section 8 may determine.



     The approximate date of proposed sale to the public and cross reference sheet called for by Items 501(a) and (b) of Regulation S-K are not applicable and have been omitted.


                        E X P L A N A T O R Y   N O T E

     This Registration Statement on Form S-8 covers the registration of 270,000 shares of Class B Common Stock issued or to be issued pursuant to the Company's 1995 Non-Employee Director Stock Option Plan and the Company's 1995 Employee Incentive Stock Option Plan (collectively, the "1995" Plans").

     The Reoffer Prospectus included as part of this Registration Statement also covers the reoffer and sale of shares of Class B Common Stock issued under the Company's 1982 Employee Incentive Option Plan (the "1982 Plan") and the Company's 1992 Employee Incentive Stock Option Plan (the 1992 Plan") previously registered on Registration Statements of Form S-8 Nos. 33-60768 and 33-76126. To the extent necessary, this Registration Statement may be deemed to be a Post Effective Amendment to Registration Nos. 33-60768 and 33-76126.



            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                                  PART I


     Pursuant to the instructions in Part I of Form S-8, the information required by Item 1, Plan Information, and Item 2,
Registrant Information and Employee Plan Annual Information, of
Form S-8 has not been filed as part of this Registration Statement.


                                  PART II


Item 3.  Incorporation of Documents by Reference.


          The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities
Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 2, 1994;

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 3, 1995;

     (c) The description of the Company's Common Stock included in the Company's registration thereof under Section 12 of the Exchange Act, including all amendments and reports amending such description.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
                                1

     The financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 2, 1994, have been audited by Price Waterhouse LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in auditing and accounting.


Item 4.  Description of Securities.

          See Item 3(c) herein.


Item 5.  Interests of Named Experts and Counsel.

          To the best knowledge of the Registrant no expert or counsel named herein or in the Information Statement delivered pursuant to the requirements of Part I of the Registration
Statement has any substantial interest, direct or indirect, in any matter connected with this Registration Statement and the preparation and filing thereof.


Item 6.  Indemnification of Officers and Directors.

     Consistent with applicable provisions of the Massachusetts Business Corporation Law, the Company's By-Laws provide that the Company's directors and officers may be indemnified by the Company from and against any claims, liabilities and expenses to which they may become subject by reason of being an officer or director, except with respect to any matter as to which such officer shall have been adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. The Company has purchased and maintains insurance coverage under a policy insuring directors and officers of the Company against certain liabilities which they may incur as directors or officers of the Company, which may include coverage for liabilities arising under the Securities Act of 1933.


Item 7.  Exemption From Registration Claimed.

          Not applicable
                                2

Item 8.  Exhibits.

          Following is a list of all applicable exhibits filed with this Registration Statement pursuant to the requirements of Item
601 of Regulation S-K:

     4.1 Restated Articles of Organization - incorporated by reference to Exhibit 3(i) to the Company's Annual Report on Form 10-K for the year ended December 2, 1994.

     4.2 Copy of the Company's By-Laws - incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form
          10-K for the year ended November 26, 1993.

     4.3  Copy of the Registrant's 1995 Non-Employee Director Stock
          Option Plan.

     4.4  Copy of the Registrant's 1995 Employee Incentive Stock
          Option Plan.

     4.5  Copy of Option Forms.

     5.   Opinion of Friedman & Atherton.

    24.1  Consent of Friedman & Atherton - reference is made to
          Exhibit 5.

    24.2  Consent of Price Waterhouse LLP.

    25.1  Power of Attorney (included in signature page hereto).

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by section
     10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus (as defined in Part I of Form S-8) any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such
     information in the registration statement;
                                3

          Provided, however, that clauses (1)(i) and (1)(ii) paragraph (1) do not apply to this registration statement on Form S-8 because the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant or expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                4

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registration certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 20th day of April, 1995.

                              PLYMOUTH RUBBER COMPANY, INC.


                         By: Maurice J. Hamilburg
Maurice J. Hamilburg, President


                             POWER OF ATTORNEY

     Each of the undersigned officers and directors of Plymouth Rubber Company, Inc. hereby constitutes and appoints Maurice J. Hamilburg, Deborah K. Wizel, Esq. and Paul Bork, Esq., and each of them singly, his or her true and lawful attorneys or attorney-in-fact and agent, with full power of substitution and resubstitution, for each of the undersigned and in each of their name, place and stead, in any and all capacities, to sign any and all amendment thereto (including post-effective amendments) to this Registration Statement and all documents relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission. Each of said attorney-in-fact shall have full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof, and ratifying and confirming our signatures as they may be signed by each attorney-in-fact and agent, or his substitutes, to this Registration Statement and any and all amendments thereto.
                                5

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.


     Signature                     Title               Date



Maurice J. Hamilburg      President, Director and      4/20/95
Maurice J. Hamilburg      Chief Executive Officer


Duane E. Wheeler          Vice President, Finance,     4/20/95
Duane E. Wheeler          Treasurer, Chief Financial
                          Officer and Chief Accounting
                          Officer


Joseph D. Hamilburg              Director              4/20/95
Joseph D. Hamilburg


Jane H. Guy                      Director              4/20/95
Jane H. Guy


Melvin L. Keating                Director              4/20/95
Melvin L. Keating


Susan Y. Friedman                Director              4/20/95
Susan Y. Friedman
                                6


                      I N D E X  T O  E X H I B I T S



Exhibit                                 If not filed herewith,
  No.    Description of Document     incorporated by reference to


 4.1      Restated Articles of               Exhibit 3(i) to the
          Organization                       Company's Annual
                                             Report on Form 10-K
                                             for the fiscal year
                                             end December 2,
                                             1994.

 4.2      Company's By-Laws                  Copy of the
                                             Company's By-Laws -
                                             incorporated by
                                             reference to Exhibit
                                             3(ii) to the
                                             Company's Annual
                                             Report on Form 10-K
                                             for the year ended
                                             November 26, 1993.

 4.3      Copy of the Company's 1995         Filed herewith
          Non-Employee Director Stock
          Option Plan.

 4.4      Copy of the Company's 1995         Filed herewith
          Employee Incentive Stock
          Option Plan.

 4.5      Copy of Option Forms               Filed herewith

 5.       Opinion of Friedman & Atherton     Filed herewith

 24.1     Consent of Friedman & Atherton     Exhibit 5 herein

 24.2     Consent of Price Waterhouse LLP    Filed herewith

 25.1     Power of Attorney                  Filed herewith
          (included in signature page)

                                7
                  R E O F F E R   P R O S P E C T U S


                              618,000 Shares
             (Less Shares already exercised and sold, if any)

                       PLYMOUTH RUBBER COMPANY, INC.

                           Class B Common Stock

                         Par Value $1.00 per share




     This Prospectus relates to an aggregate of 618,000 shares of Class B Common Stock, par value $1.00 per share (the "Common Stock"), of Plymouth Rubber Company, Inc., a Massachusetts corporation (the "Company"), which may be offered by the persons named under "Selling Shareholders" herein. The Selling Shareholders may sell these shares at the prices existing from time to time on the American Stock Exchange, Inc. All expenses incurred in connection with their offering are being borne by the Company other than applicable broker's commissions. See "Selling Shareholder" herein for information concerning the Selling Shareholders.

     The Common Stock of the Company is traded on the American Stock Exchange, Inc. ("AMEX"). On April 4, 1995, the last known sale reported prior to this Reoffer Prospectus, the closing price of the Company's Common Stock, as reported by AMEX was $8.125 per share.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION OF THE CONTRARY IS A CRIMINAL OFFENSE.



          The date of this Prospectus is May 1, 1995.





                           AVAILABLE INFORMATION



     The Company is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: (i) New York Regional Office, 75 Park Plaza, 14th Floor, New York, New York, 10007; and (ii) Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606; and copies of such material can be obtained form the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, the Company's securities are traded on the American Stock Exchange, Inc. and reports and other information concerning the Company can be inspected at 86 Trinity Place, New York, New York 10006-1881.

     Certain documents field by the Company with the Commission have been incorporated in this Prospectus by reference. See Section entitled "Incorporation of Certain Information by Reference." Upon either written or oral request, copies of all documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the document that the Prospectus incorporates) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered. All such requests should be directed to General Counsel, Plymouth Rubber Company, Inc., 104 Revere Street, Canton, Massachusetts 02021, Telephone Number (617) 828-0220.



                                THE COMPANY


     The Company manufactures and supplies rubber and vinyl products to a broad range of markets, including the electrical supply industry, electric utilities, automotive, and Original Equipment Manufacturing. The Company's principal executive offices are located at 104 Revere Street, Canton, Massachusetts 02021, and its telephone number is (617) 828-0220.


                           SELLING SHAREHOLDERS


     This Prospectus relates to:

     (a) the offering by affiliates of the Company (and individuals who may hereafter become affiliates of the Company) of control securities acquired or hereafter acquired under the Company's 1982 Employee Incentive Stock Option Plan (the "1982 Plan") and 1992 Employee Incentive Stock Option Plan (the 1992 Plan"); and the Company's 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan"); and 1995 Employee Incentive Stock Option Plan (the "1995 Plan").

     (b) the offering of the individuals listed in the table below of restricted securities acquired by such individuals upon the exercise of stock options granted under the 1982 Plan, the 1992
Plan, the 1995 Director Plan, and the 1995 Plan.

     The following table sets forth the name of each Selling Shareholder, the nature of any position, office, or other material relationship which the Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates, the amount of Common Stock owned by such Selling Shareholder prior to the offering, the amount to be offered for the Selling Shareholder's account, the amount and (if one percent of more) the percentage of the Common Stock to be owned by such security holder after completion of the offering.



                                                Percentage
               Common Stock     Number of       Owner after
Selling        Owner Prior      Class B Shares  Completion
Shareholder    to Offering      Being Offered   of Offering
             Class A  Class B                 Class A  Class B
Maurice J.
Hamilburg 1  485,464   363,178    75,000        59.8%    43.3%

Alan I.
Eisenberg 2  -------    51,000    51,000        -----      0%

Sheldon S.
Leppo 3      -------    38,800    38,800        -----      0%

Duane E.
Wheeler 4    -------    25,000    25,000        -----      0%

Fiore D.
DiGiovine 5  -------    10,000    10,000        -----      0%

Joseph D.
Hamilburg 6  472,698    340,183   15,000       58.3%    40.5%

     1  Maurice J. Hamilburg has been the President and Chief Executive
Officer of the Company since 1987. Mr. Hamilburg is a member of the Company's Executive and Compensation Committees. Mr. Hamilburg's beneficial ownership of shares relate to several capacities: as a Trustee of the Plymouth Rubber Company, Inc. Voting Trust, as trustee of various testamentary and other trusts and directly. In many of the trust arrangements, Mr. Hamilburg acts as a co-trustee with his mother, his brother or his sister.

     2 Alan I. Eisenberg has been the Vice President of Sales and Marketing of the Company since 1988.

     3 Sheldon S. Leppo has been the Vice President of Research and Development of the Company since 1970.

     4  Duane E. Wheeler has been the Vice President of Finance since 1980.

     5  Fiore D. DiGiovine has been a Vice President of the Company since 1976.

     6 Joseph D. Hamilburg is the brother of Maurice J. Hamilburg and Jane H. Guy. He has served as a Director of the Company since 1974. He is a member of the Company's Executive and Audit Committees. His beneficial ownership of shares relate to several capacities: as a Trustee of the Plymouth Rubber Company, Inc. Voting Trust, as trustee of various testamentary and other trusts and directly. In many of the trust arrangements, he acts as a co-trustee with his mother, brother or his sister.

                                                Percentage
               Common Stock     Number of       Owner after
Selling        Owner Prior      Class B Shares  Completion
Shareholder    to Offering      Being Offered   of Offering
             Class A  Class B                 Class A  Class B
Susan Y.
Friedman 7        200    15,000    15,000        -----      0%

Jane H.
Guy 8           279,351   208,915   15,000         34.5%    24.9%

Melvin L.
Keating 9       -------   15,000    15,000        -----      0%



     This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become deliverable as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of all of the Plans.

     7 Susan Y. Friedman has been a director of the Company since 1993 and serves on the Audit and Compensation Committees.

     8 Jane H. Guy is the sister of Maurice J. Hamilburg and Joseph D. Hamilburg. She has been a director of the Company since 1989. She is a member of the Company's Executive Committee. Ms. Guy's beneficial ownership of shares relate to several capacities: as a beneficiary of various testa-mentary and other trusts and directly.

     9 Melvin L. Keating has been a director of the Company since 1989. He is a member of the Company's Audit and Compensation Committees.



                                  EXPERTS


     The financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 2, 1994 have been audited by Price Waterhouse LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in auditing and accounting.


                               LEGAL OPINION

Certain legal matters in connection with the offering of the shares of Common Stock of the Company are being passed upon for the Company by Friedman & Atherton, Exchange Place, 53 State Street,
Boston, Massachusetts  02109.  Joel A. Kozol, Esq., a partner of
Friedman & Atherton, is Clerk of the Company.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are hereby incorporated by reference:

     (a) The Annual Report of the Company on Form 10-K for the year ended December 2, 1994; and

     (b) Description of the Company's Common Stock included in the Company's registration thereof under Section 12 of the Securities
Exchange Act of 1934, including all amendments and reports amending such description.

     (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 3, 1995.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.